Exhibit 10.2(a)

PLIANT CORPORATION
2006 RESTRICTED STOCK INCENTIVE PLAN
FORM OF RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is dated as of April 17, 2007 between Pliant Corporation, a Delaware corporation (the “Corporation”) and ______________ (the “Executive”).

W I T N E S S E T H

WHEREAS, pursuant to the Pliant Corporation 2006 Restricted Stock Incentive Plan (as amended, supplemented or otherwise modified from time to time, the “Plan”), the Corporation has granted to the Executive effective as of the date hereof (the “Award Date”), a right to participate in the Plan, upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Executive, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

21.          Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan and, if not defined therein, in the Corporation’s Amended and Restated Articles of Incorporation (as amended, supplemented or otherwise modified from time to time, the “Charter”).

22.          Issuance and Sale of Restricted Stock.  Subject to the terms of this Agreement and in reliance upon the representations and warranties, covenants and agreements contained herein, the Corporation hereby issues and sells to the Executive, and the Executive hereby purchases from the Corporation, an aggregate of _____ shares of Series M Preferred Stock, par value $.01 per share of the Corporation (the “Restricted Stock”) on the date hereof at a per share purchase price equal to $20.00 (as hereafter ratably adjusted on account of any stock dividend, stock combination, stock split or similar recapitalization with respect to the outstanding shares of Series M Preferred Stock, the “Purchase Price”).  The parties agree that the fair value of one share of Restricted Stock on the date hereof is $103.00.

23.          Closing.  The closing of the transactions contemplated hereby (the “Closing”) will take place simultaneously with the execution and delivery of this Agreement.  The Closing shall take place at the Corporation’s executive offices in Schaumburg, Illinois.

24.          Deliveries at the Closing.  At the Closing, the Executive shall deliver a check for the aggregate Purchase Price for all shares of Restricted Stock to the Corporation.  Not more than ten (10) business days after the Closing, the Corporation shall deliver to the Executive a stock certificate (the “Original Certificate”) representing the Restricted Stock registered in the name of the Executive in the stock register of the Corporation.

25.          Representations and Warranties.

(a)           Executive Representations and Warranties.  In connection with the acquisition of the Restricted Stock hereunder, the Executive  hereby represents and warrants to the Corporation as of the date of this Agreement that:

(i)            the Executive has the full authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by him of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action;

(ii)           this Agreement has been duly and validly executed and delivered by the Executive and this Agreement constitutes a legal and binding obligation of the Executive, enforceable against the Executive in accordance with its terms and the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject;

(iii)          the Executive understands that the Restricted Stock has been issued pursuant to the Plan and is bound by the terms and conditions contained in this Agreement as well as the Plan and the Executive will not transfer the Restricted Stock acquired by him hereunder, except in compliance with this Agreement and the Plan;

(iv)          the Executive is acquiring the Restricted Stock for his own account, for investment only and not with a view to, or an intention of, the distribution thereof  in violation of the Securities Act of 1933, as amended or any successor federal law in effect from time to time (the “Securities Act”);

(v)           the Executive has no need for liquidity in his investment in the Restricted Stock and is able to bear the economic risk of his investment in the Restricted Stock for an indefinite period of time and understands that the Restricted Stock has not been registered or qualified under the Securities Act or any applicable state securities laws, by reason of the issuance of the Restricted Stock in a transaction exempt from registration and qualification requirements of the Securities Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the Securities Act or such state securities laws or an exemption from registration or qualification is available;

(vi)          the Executive has been represented by counsel and/or advisors in connection with the execution and delivery of this Agreement and has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted Stock and the fair value of the Restricted Stock and has had full access to or been provided with all such other information concerning the Corporation as he has requested;

(vii)         the Executive has reviewed, or has had an opportunity to review, a copy of the Plan (including all schedules and exhibits referenced therein);

(viii)        the Executive is an officer of the Corporation, and has generally such knowledge and experience in financial and business matters and with respect to investments in securities of privately held companies such that the Executive is capable of evaluating the risks and merits of his investment in the Restricted Stock;

(ix)           the Executive further understands that this Agreement is made with the Executive in reliance upon his representations to the Corporation contained in this Section 5.

(b)           Corporation Representations and Warranties.  In connection with the issuance and sale by the Corporation to the Executive of the Restricted Stock, the Corporation represents and warrants that:

(i)            it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, it has full corporate power and authority to execute, deliver and perform this Agreement  and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

(ii)           the Corporation has all requisite power and authority to execute and deliver this Agreement and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement, and the transactions contemplated thereby.  This Agreement has been duly authorized by all necessary action on the part of the Corporation, has been duly executed and delivered by the Corporation  and constitutes the valid and legally binding obligation of the Corporation, enforceable in accordance with its terms and conditions, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii)          the authorization, issuance, sale and delivery of the Restricted Stock, when issued in accordance with this Agreement, will be duly authorized by all requisite action of the Corporation’s Board of Directors.  The Restricted Stock, when issued in accordance with this Agreement, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any liens and restrictions created by or through the Corporation whatsoever other than those contained in the Plan and this Agreement;

26.          Vesting of Restricted Shares.

(a)           On each of the 36 monthly anniversaries of the Vesting Commencement Date (as defined below) (each a “Vesting Date”), 1/36th of the Restricted Stock shall vest, provided that the Executive continues to be employed by the Corporation as of each such Vesting Date.  For the purposes hereof, the Vesting Commencement Date shall mean July 18, 2006.

(b)           Upon the consummation of a (i) Liquidation Event, (ii) a Qualified Public Offering, or (iii) the redemption by the Corporation of 80% or more of the aggregate number of shares of the Corporation’s Series AA Redeemable Preferred Stock, par value $.01 per share (“Series AA Preferred Stock”) outstanding at any time (a “Series AA Redemption”, and collectively with a Liquidation Event and a Qualified Public Offering, an “Acceleration Event”), provided that, in each case, the Executive continues to be employed by the Corporation following the date hereof to the date of the consummation of such Acceleration Event, all Restricted Stock held by the Executive, which shall then be Unvested Stock, shall automatically vest as of the date of the consummation of the Acceleration Event.

(c)           Shares of Restricted Stock which have become vested hereunder are referred to herein as “Vested Stock” and all other shares of Restricted Stock are referred to herein as “Unvested Stock.”  Shares of Restricted Stock that are Unvested Stock do not have any rights conferred upon the Restricted Stock under the Charter, including without limitation, the right to receive any payment or other consideration and conversion or redemption rights thereunder, until such time as they became Vested Stock in accordance with this Agreement and the Executive hereby waives all of the rights in respect thereof; provided, however, that so long as the Executive continues to be employed by the Corporation, the Executive shall be entitled to exercise the voting rights with respect to the Vested Stock and the Unvested Stock.  The Executive hereby agrees that to the extent that he shall have received any payment or other consideration relating to, or in respect of, the Unvested Stock, the Executive shall be deemed to receive such payment or other consideration as agent for the Corporation and shall immediately upon receipt of such payment or other consideration deliver such payment or other consideration to the Corporation.

(d)           To the extent that any dividends would be payable with respect to any Restricted Stock which is Unvested Stock if such Unvested Stock were Vested Stock at the time of such dividend, such dividends which would have been payable with respect to such Unvested Stock were it Vested Stock shall be held in trust by the Corporation, and shall be paid with respect to such shares of Unvested Stock at such time, but only in the event that, such shares of Unvested Stock become Vested Stock.  At such time as such shares of Unvested Stock become subject to repurchase by the Corporation pursuant to Section 8(a) hereof, such dividends shall be forfeited and no longer payable under any circumstances.

27.          Termination of Employment in Connection with a Liquidation Event.

(a)           If the Executive’s employment with the Corporation is terminated pursuant to a Termination Without Cause or a Resignation for Good Reason (as such terms are defined below) and an Acceleration Event is consummated within 90 days following the

Termination Date (as such term is defined below), then all Restricted Stock held by the Executive which shall then be Unvested Stock shall automatically vest as of the date of the consummation of such Acceleration Event.

(b)           If the Executive’s employment with the Corporation is terminated as a result of the Executive’s death or Disability (as such term is defined below) and an Acceleration Event is consummated within 90 days following such Termination Date (as such term is defined below), then all Restricted Stock held by the Executive which shall then be Unvested Stock shall automatically vest as of the date of the consummation of such Acceleration Event.

28.          Effect of Termination of Employment; Repurchase of Unvested Stock.

(a)           Repurchase of Unvested Stock.  The Executive’s shares of Unvested Stock, to the extent such shares have not become Vested Stock upon the Termination Date (as such term is defined below), may, at any time, and from time to time on or after the Termination Date, at the Corporation’s option, be repurchased by the Corporation at a price per share equal to the Purchase Price.  The Corporation, at its option, may assign or transfer such repurchase right to any affiliate or assignee of the Corporation.  On and after the Termination Date (as such term is defined below), the Executive shall have no rights in, and hereby forfeits any and all rights the Executive may have with respect to, the Unvested Stock (except pursuant to Section 7 if such Unvested Stock shall become Vested Stock in accordance therewith) if any, and hereby assigns, transfers and grants a lien and security interest to the Corporation in the Unvested Stock and any rights he may have with respect thereto.  In order to preserve the Executive’s right to accelerated vesting of the Unvested Stock in accordance with Section 7, if the Executive’s employment with the Corporation is terminated (i) pursuant to a Termination Without Cause or a Resignation for Good Reason (as such terms are defined below), the Corporation shall not repurchase the Executive’s shares of Unvested Stock until ninety days following the Termination Date (as such term is defined below), or (ii) pursuant to a termination as a result of a death or Disability (as such term is defined below), the Corporation shall not repurchase the Executive’s shares of Unvested Stock until 90 days following the Termination Date (as such term is defined below), provided that, in each case, such Unvested Stock shall never become Vested Stock except in accordance with Section 7.

(b)           Treatment of Vested Stock.  At any time prior to the occurrence of an Acceleration Event but after (x) ninety days after Executive’s Termination Date in the case of a pursuant to a Termination Without Cause or a Resignation for Good Reason (as such terms are defined below) or after Executive’s death or Disability or (y) the Termination Date in any other circumstances the Corporation shall have the right to repurchase all or any portion of Executive’s Vested Stock for a price pre share equal to the Fair Market Value per share (as defined below) as of (x) the Termination Date or (y) if such right to repurchase is exercised more than one hundred and eighty days after the Termination, as of the date of such exercise (the “Determination Date”); provided, however, that if Executive’s termination was by the Corporation with Cause (as defined below) the purchase price shall be the lower of the Purchase Price and Fair Market Value as of the Determination Date.  This right to repurchase shall be exercised by delivery of written notice of exercise by the Corporation to the Executive, which notice (the “Buy-Back Notice”) shall specify (i) the date on which such repurchase is to occur (which in no event shall be less than thirty days after the date of such notice), (ii) the number of shares of Vested Stock and (iii)

the Fair Market Value (including whether such Fair Market Value was determined by an independent appraisal firm, and if so, the date of such appraisal).

(i)            For the purposes hereof, Fair Market Value shall equal the fair market value of a share of Series M Preferred Stock, as determined in good faith by the Board in a manner consistent with the manner in which fair market value was determined in connection with the grant and issuance of the Series M Preferred Stock; provided, however, that in the event that such value was not determined based upon an appraisal conducted by an independent appraisal firm not more than six months prior to or after the Determination Date, then the Executive may require, by delivering written notice to the Corporation no more than ten (10) days after delivery of the Buy-Back Notice, that such an appraisal be conducted by an independent appraisal firm selected by the Board to definitively determine Fair Market Value.

(ii)           The purchase price for any Vested Shares purchased pursuant to this 8(b) shall be paid in cash or, provided that, either (x) the Executive’s employment was terminated by Executive and was not a Resignation for Good Reason or as a result of his or her death or Disability and/or (y) such termination occurred while Harold Beavis is Chief Executive Officer of the Corporation (regardless of the circumstances), then the Corporation may elect to pay 20% of the aggregate purchase price in cash, with the remainder to be paid in ten equal annual installments over a ten year period after the date of the repurchase; provided, that any unpaid amounts shall be paid in full upon the occurrence of an Acceleration Event.

(c)           Stock Certificates.  Immediately following the Termination Date (as such term is defined below) and upon delivery of the Original Certificate to the Corporation by the Executive, the Corporation shall, in exchange for the Original Stock Certificate, deliver to the Executive, (i) a stock certificate (the “Vested Stock Certificate”) representing the number of shares of Vested Stock held by the Executive as of the Termination Date (as such term is defined below) and (ii) a stock certificate (the “Unvested Stock Certificate”) representing the number of shares of Unvested Stock held by the Executive as of the Termination Date (as such term is defined below).  In the event that such shares of Unvested Stock become Vested Stock pursuant to Section 7 above, the Corporation shall, in exchange for the Unvested Stock Certificate, deliver to the Executive either a stock certificate representing such shares of Vested Stock or the Mandatory Redemption Price for such shares, as the case may be.   In addition to any other legends placed upon the certificates representing Restricted Stock, certificates representing Restricted Stock shall have the following legend:

“THE SHARES OF STOCK EVIDENCED HEREBY ARE RESTRICTED STOCK AS DEFINED IN THE RESTRICTED STOCK AGREEMENT DATED AS OF APRIL 17, 2007, BETWEEN THE CORPORATION AND THE EXECUTIVE NAMED THEREIN (THE “RESTRICTED STOCK AGREEMENT”) AND, EXCEPT TO THE EXTENT PROVIDED IN SUCH RESTRICTED STOCK AGREEMENT, THE HOLDER OF SUCH SHARES IS NOT ENTITLED TO ANY INTEREST OR RIGHTS PROVIDED THEREIN UNTIL SUCH TIME AS THEY BECOME VESTED STOCK IN ACCORDANCE WITH THE RESTRICTED

STOCK AGREEMENT”

(d)           In the event that any capital stock is to be repurchased pursuant to this Section 8 or in order to effectuate the Drag Along Rights contained in the Plan, the Executive and his successors, assigns or representatives shall take (at the Corporation’s expense) all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate the consummation of such repurchases or such Drag Along Rights, as the case may be, in a timely manner.  The Executive shall promptly return to the Corporation share certificates representing shares of the capital stock repurchased pursuant to this Section 8.

(e)           For the purposes of this Agreement, the following terms shall have the meanings, provided herein:

(vi)          “Cause” shall mean:

(A)          the Executive’s commission of a crime involving his or her fraud, theft or dishonesty or engagement in willful or wrongful activities that are materially detrimental to the Corporation;

(B)           the material and willful breach by the Executive of his or her responsibilities as an employee of the Corporation or willful failure to comply with reasonable directives or policies of the Corporation, the Board, the Chief Executive Officer or his designees, but only if the Corporation has given Executive written notice specifying the breach or failure to comply, demanding that the Executive remedy the breach or failure to comply and the Executive (1) failed to remedy the alleged breach or failed to comply within thirty days after receipt of the written notice and (2) failed to take all reasonable steps to that end during the thirty days after he received the notice.

(C)           the continued use of alcohol or drugs by the Executive to an extent that such use interferes with the performance of the Executive’s duties and responsibilities.

Notwithstanding the foregoing, the term “Cause” shall not include any one or more of the following: (i) bad management decision-making by the Executive or (ii) any act or omission reasonably believed by the Executive in good faith to have been in and not opposed to the best interests of the Corporation (without intent of the Executive to gain, directly or indirectly, a profit to which the Executive was not legally entitled) and reasonably believed by the Executive not to have been improper or unlawful.

(vii)         “Disability” means any medically determinable physical or mental impairment that has lasted, or is reasonably expected to last, for a period of at least six (6) months, can reasonably be expected to be permanent or of indefinite duration, and renders the Executive unable to perform his duties hereunder, as certified by a physician jointly selected by the Corporation and the Executive or the Executive’s legal representative.

(viii)        “Resignation for Good Reason” shall mean Executive’s termination of his or her employment with the Corporation and its Subsidiaries in response to any of the following events:

(A)          the assignment to the Executive of any material duty materially inconsistent with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities;

(B)           any reduction in the Executive’s base salary or bonus compensation (other than any decrease in bonus compensation as a result of a failure to achieve reasonable performance targets which are consistent with past performance targets applied in connection with determining bonus compensation); or

(C)           the Corporation requires the Executive to, or assigns duties to the Executive which would reasonably require him to, relocate his principal business office more than forty (40) miles from where it is located on the date hereof;

provided, however that an event described above will not constitute “Good Reason” unless (1) such event occurs without the Executive’s express written consent, (2) the Executive delivers a written notice to the Corporation of the occurrence of any such event not more than ninety (90) days following the occurrence of such events, and (3) the Corporation fails to cure or remedy such event within thirty days (the “Cure Period”) after receiving written notice thereof from the Executive.  The failure by the Executive to terminate his or her employment with the Corporation and its subsidiaries within thirty days after the end of the Cure Period in respect of an event otherwise qualifying as Good Reason will preclude the Executive from invoking such event as the basis for Good Reason.

(ix)           “Termination Date” shall mean the effective date of the termination of Executive’s employment with the Corporation.

(x)            “Termination Without Cause” occurs if the Corporation terminates the Executive’s employment for reasons that do not constitute Cause and other than as the result of his death or Disability.

29.          Conversion Upon a Qualified Public Offering.  In the event an automatic conversion of the Restricted Stock occurs upon a Qualified Public Offering pursuant to the Charter, the Executive shall take the same necessary and desirable actions in connection with the consummation of the Qualified Public Offering as the other stockholders are required to take in connection therewith, including without limitation, the execution and delivery of any underwriting, custody, lock-up or similar agreements.

30.          Stock Certificates.

(a)           Certificates to be Held by Corporation; Legend.  Any certificates representing Restricted Stock shall bear the following legend:

“THE OWNERSHIP OF THIS CERTIFICATE AND THE SHARES OF STOCK EVIDENCED HEREBY AND ANY INTEREST THEREIN IS SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND PLIANT CORPORATION.  A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF PLIANT CORPORATION.”

(b)           Stock Power; Power of Attorney.  Concurrent with the execution and delivery of this Agreement, the Executive shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank.  The Executive, by acceptance of the Restricted Stock Award under the Plan, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Corporation and each of its authorized representatives as the Executive’s attorney(s)-in-fact to:

(i)            effect any transfer of, or transaction with respect to, capital stock of the Corporation pursuant to or referenced in Section 8 hereof (including any Drag Along Rights);

(ii)           to effect a conversion of the Restricted Stock upon a Qualified Public Offering pursuant to the Charter; and

(iii)          to execute such documents as the Corporation deems necessary or advisable in connection with any such transfer or transaction or conversion.

31.          Tax Election.  THE EXECUTIVE ACKNOWLEDGES THAT IT IS THE EXECUTIVE’S SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO DECIDE IF AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE SHOULD BE MADE AND TO FILE TIMELY SUCH ELECTION, EVEN IF THE EXECUTIVE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.  The Executive understands that under applicable law such election must be filed with the Internal Revenue Service (the “IRS”) within thirty (30) days after any acquisition of Restricted Stock to be effective.  If the Executive files an effective election, the excess of the fair value of the Restricted Stock (which the IRS may assert is different from the fair value determined by the parties) covered by such election over the amount paid by the Executive for the Restricted Stock shall be treated as ordinary income received by the Executive, and the Corporation shall withhold from the Executive’s compensation all amounts required under applicable law.  If the Executive does not file an effective election, future appreciation on the Restricted Stock will generally be taxable as ordinary income when such Restricted Stock vests pursuant to this Agreement.  The foregoing is merely a brief summary of complex tax regulations, and therefore, the Executive is strongly advised to consult with his own tax advisors.

32.          Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office located at 1475 Woodfield Road, Suite 700, Schaumburg, Illinois 60173 to the attention of the Chief Financial Officer and to the

Executive at the address given beneath the Executive’s signature hereto, or at such other address as either party may hereafter designate in writing to the other.

33.          Plan.  The Restricted Stock and all rights of the Executive with respect thereto are subject to, and the Executive agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference, to the extent such provisions are applicable to Restricted Stock granted to Eligible Persons (as defined in the Plan).  The Executive acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof.  Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Executive unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.  Notwithstanding the foregoing, nothing contained herein shall limit the discretionary authority of the Administrator pursuant to Section 3.2(d)-(g), (i)-(k) and Section 6 and 7 of the Plan, except to the extent the exercise of such authority materially adversely affects the rights of the Executive hereunder.

34.          Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement indefinitely.

35.          Entire Agreement; Amendment.  This Restricted Stock Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The provisions of this Agreement may be amended, modified and waived only with the prior written consent of the Corporation and the Executive and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.  Notwithstanding anything to the contrary contained in the Plan or the Charter, any amendment, modification or waiver to the terms of the Restricted Stock contained in the Charter and Plan that would materially adversely affect the Executive’s rights therein or herein or which materially adversely affects the rights or priorities of the Restricted Stock, shall not be effective against the Executive without the prior written consent of the Executive.  Notwithstanding the foregoing, nothing contained herein shall limit the Corporation’s ability to make amendments, modifications or waivers to the terms of the Plan or Charter to the extent the requirements set forth in the Plan and the Charter regarding such amendments, modifications and waivers have been met.

36.          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

37.          Remedies.  Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorneys’ fees and expenses) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of this Agreement.

38.          Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

39.          Section Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

40.          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of law principles thereunder.

*  *  *  *  *

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Executive has hereunto set his hand as of the date and year first above written.

PLIANT CORPORATION

By:
Name:
Title:

EXECUTIVE

Signature

Print Name

Address

Exhibit 10.2(a)

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between Pliant Corporation, a Delaware corporation (the “Corporation”), and _______________ (the “Executive”) dated as of __________, the Executive, hereby sells, assigns and transfers to the Corporation, an aggregate _____ shares of Series M Preferred Stock of the Corporation, standing in the Executive’s name on the books of the Corporation and represented by stock certificate number(s) _____________________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints _________________ ____________________________________ as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.

Dated ____________, __________

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line.  The purpose of the assignment is to enable the Corporation to exercise certain rights set forth in the Restricted Stock Award Agreement and Charter without requiring additional signatures on the part of the Individual.)

Exhibit 10.2(a)

EXHIBIT B

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of the Executive has read and hereby approves the foregoing Restricted Stock Agreement.  In consideration of the Corporation’s granting the Executive the right to acquire the Restricted Stock in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement and the Plan.

Spouse of Executive

Exhibit 10.2(a)

EXHIBIT C

ELECTION TO INCLUDE STOCK IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

The undersigned purchased • shares of Series M Preferred Stock, $.01 par value per share (the “Series M Preferred Stock”), of Pliant Corporation (the “Corporation”) pursuant to a Restricted Stock Agreement (the “Restricted Stock Agreement”) dated as of April 17, 2007, between the Corporation and the undersigned.  Under certain circumstances, the Corporation has the right of forfeiture of the unvested Series M Preferred Stock from the undersigned, upon the termination of his employment with the Corporation.  Hence, the Series M Preferred Stock is subject to a substantial risk of forfeiture and is nontransferable (within the meaning of Treasury Regulation §1.83-3(d)).  The undersigned desires to make an election under Section 83(b) of the Internal Revenue Code (“Code”) to have the Series M Preferred Stock taxed at the time the undersigned purchased the Series M Preferred Stock.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Series M Preferred Stock, to report as taxable income for the undersigned’s taxable year ended December 31, 2007 the excess (if any) of the Series M Preferred Stock’s fair market value on April 17, 2007 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

The name, address and social security number of the undersigned:

A description of the property with respect to which the election is being made: • shares of Series M Preferred Stock, $.01 par value per share.

The date on which the property was transferred: April 17, 2007  The taxable year for which such election is made: The undersigned’s taxable year ended December 31, 2007.

The restrictions to which the property is subject:

All or any portion of the shares of Series M Preferred Stock which have not “vested” are subject to repurchase by the Corporation in the event the undersigned ceases to be or is no longer employed by the Corporation and for any reason whatsoever and in such event the purchase price for each share of Series M Preferred Stock which has not “vested” subject to repurchase will be $20 per share.

The Series M Preferred Stock will “vest” on a monthly basis during the 3 years from July 18, 2006 (i.e., a portion of the shares are vested as of the date of grant) during the time that the undersigned remains employed by the Corporation and shall vest upon a liquidation event, a qualified public offering, the redemption of the Corporation’s Series AA Preferred Stock, if the undersigned is so employed on the effective date thereof and, in certain circumstances, may vest within nine months after the termination of such employment.

The fair value on April 17, 2007 of the property with respect to which the election is being made, determined without regard to any lapse restrictions:  $•(1).

The amount paid for such property:  $•(2).

(1)    $103 per share

(2)    $20 per share

A copy of this election has been furnished to the Secretary of the Corporation pursuant to Treasury Regulations §  1.83-2(e)(7).

Dated:    April 17, 2007

Executive

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the date hereof.  This filing should be made by registered or certified mail, return receipt requested.  The Executive must retain two (2) copies of the completed form for filing with his Federal and state tax returns for the current tax year and an additional copy of his records.